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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To N2K Inc.:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

Philadelphia, PA
June 21, 1996